MEDIASHIFT ANNOUNCES INTENT TO DEREGISTER AS A REPORTING COMPANY

NEWPORT BEACH, Calif., February 28, 2013 – MediaShift, Inc. (OTCBB: MSHF), a next-generation digital advertising technology company, today announced that its Board of Directors has unanimously approved the voluntary deregistration of the Company’s securities under the Securities Exchange Act of 1934 upon the consummation of the next equity financing round in which the Company raises at least $10 million. The deregistration will have the effect of terminating the Company’s status as an SEC reporting company.

The Company is current in its SEC filings and intends to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2013. However, assuming the Company is able to effect the de-registration prior to the filing of the 10-K, it does not expect to file or furnish any further reports or documents with the SEC following that filing.

The Company’s decision to voluntarily deregister its securities upon the consummation of the next equity financing round in which the Company raises at least $10 million was made following the Board of Directors' review of numerous factors. These included the consequences of remaining an SEC reporting company, including the significant costs associated with regulatory compliance, which the Board concluded outweigh the current benefits to the Company of remaining as a reporting company. The Board of Directors believes that the expense reductions the Company expects to achieve in connection with the deregistration will benefit the Company and its shareholders and serve to maximize the long-term value of the Company. The Company expects to continue to be audited by an independent accounting firm.

“The potential move to take the Company private will enable the management team to better focus on the day-to-day operations and the growth of the business,” said David Grant, chief executive officer of MediaShift. “Effecting a deregistration in conjunction with an equity financing will put the Company on strong footing and facilitate continued innovation for our advertising, publishing and WiFi partners.”

The Board of Directors also approved extending all warrants expiring on February 28, 2014 for an additional five months. These will now expire on July 31, 2014. All other terms of the warrants will remain unchanged.

About MediaShift

MediaShift is a next-generation digital ad tech company that monetizes WiFi networks and web publishing sites, while offering advertisers access to one of the fastest growing audience platforms targeting on-the-go consumers. Our patented ad platform is the first in the industry to monetize WiFi networks with advertising at both sign-in and in-session. Advertisers can engage our captive on-the-go audience across multiple devices, through videos, app downloads, lead capture, and other sponsored opportunities, while leveraging our proprietary first-party data to reach highly targeted customer segments. For more information, visit www.mediashift.com.

Forward Looking Statements

This press release contains statements constituting "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. Such statements are based on our current beliefs and assumptions and are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, difficulties or delays in completing an equity offering, the ability to realize anticipated benefits from the deregistration, the ability to timely and effectively effect the deregistration, the pace of adoption of our technology, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Media Contact

Kristin Martell

(703) 407-8349

kristin@radixcollective.com